UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Vaxcyte, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in a Form 8-K filed December 20, 2022, on December 19, 2022, Vaxcyte, Inc. (“Vaxcyte”) entered into an option grant agreement (the “Option Agreement”) with Sutro Biopharma, Inc. (“Sutro,” and together with Vaxcyte, the “Companies”), pursuant to which Vaxcyte acquired from Sutro (i) authorization to enter into an agreement with an independent alternate contract manufacturing organization (“CMO”) to directly source Sutro’s cell-free extract (“Extract”), allowing Vaxcyte to have direct oversight over financial and operational aspects of the relationship with the CMO; and (ii) a right, but not an obligation, to obtain certain exclusive rights to internally manufacture and/or source Extract from certain CMOs and the right to independently develop and make improvements to Extract (including the right to make improvements to the Extract manufacturing process as well as cell lines) for use in connection with the exploitation of certain vaccine compositions (the “Option”). Pursuant to the Option Agreement, the Companies agreed to negotiate the terms and conditions of a form of definitive agreement to become effective in the event Vaxcyte exercises the Option (such form, the “Form Definitive Agreement”). As disclosed in a Form 8-K filed October 4, 2023, on September 28, 2023, the Companies mutually agreed in writing upon the Form Definitive Agreement to become effective in the event that Vaxcyte exercises the Option.

On November 21, 2023 (the “Exercise Date”), Vaxcyte exercised the Option by submitting written notice thereof to Sutro and concurrently paid Sutro $50 million in cash as the first of two installment payments for the Option exercise price. Under the Option Agreement, Vaxcyte is obligated to pay Sutro an additional $25 million in cash within six months of the Exercise Date as the second of two installment payments for the Option exercise price. Upon the occurrence of certain regulatory milestones, Vaxcyte would be obligated to pay Sutro certain additional milestone payments totaling up to $60 million in cash. In the event that Vaxcyte undergoes a change of control, certain rights and payments may be accelerated.

Concurrent with the payment of the first installment of the Option exercise price, on November 21, 2023, the manufacturing rights agreement (in the form of the Form Definitive Agreement) between Vaxcyte and Sutro (the “Manufacturing Rights Agreement”) became effective. Under the Manufacturing Rights Agreement, Vaxcyte receives an exclusive (except as to Sutro), perpetual (subject to termination), worldwide license, for no additional royalty (i.e., royalty-free, other than any royalties due under that certain Amended and Restated SutroVax Agreement, by and between Vaxcyte and Sutro, dated as of October 12, 2015, as amended on May 9, 2018, May 29, 2018 and September 28, 2023 (the “License Agreement”)), under Sutro’s relevant patents and know-how, to manufacture or have manufactured Extract and improvements to Extract (in any form) solely for use in the research, development, use, production, sale, offering for sale, export, import, commercialization or other exploitation of Vaccine Compositions (as defined in the License Agreement) (as well as certain rights with respect to certain regulatory matters related to Extract and its use in connection with such Vaccine Compositions). Vaxcyte has the right to extend its rights and obligations under the Manufacturing Rights Agreement to its affiliates and to sublicense its rights to manufacture Extract and improvements to Extract to certain third-party CMOs and other contractors (for the benefit of Vaxcyte and not for such third party’s independent commercial use). For clarity, Vaxcyte is not permitted to manufacture Extract for sale to third parties for the independent use of such third parties. Under the Manufacturing Rights Agreement, Vaxcyte has the obligation to protect the confidentiality of the Extract manufacturing technology, and Sutro has certain audit rights in connection therewith.

Under the Manufacturing Rights Agreement, upon Vaxcyte’s request and at Vaxcyte’s cost, Sutro will support up to two technology transfers to Vaxcyte (or to an affiliate of Vaxcyte or certain third-party CMOs designated by Vaxcyte) of certain Sutro know-how, materials and information to enable Vaxcyte to manufacture or have manufactured Extract. Under certain circumstances, Sutro may source Extract from Vaxcyte or certain third-party CMOs, subject to reimbursement for technology transfer costs.

The Manufacturing Rights Agreements contains certain terms with respect to the ownership, prosecution, maintenance and enforcement of certain intellectual property rights licensed or arising under the Manufacturing Rights Agreement, which are generally consistent with the License Agreement.

Unless earlier terminated, the Manufacturing Rights Agreement will remain in effect in perpetuity. Sutro may only terminate the Manufacturing Rights Agreement in the event of Vaxcyte’s (i) uncured, intentional, material breach of certain confidentiality provisions resulting in actual, material harm to Sutro’s business, (ii) uncured, intentional material breach of certain provisions relating to the use of certain of Sutro’s know-how outside of the Vaccine Field, (iii) unintentional, material breach of certain provisions relating to the use of certain of Sutro’s know-how outside of the Vaccine Field that Vaxcyte does not use reasonable best efforts to cease and (to the extent reasonably curable) cure in a timely fashion, or (iv) uncured failure to pay the Option exercise price or any undisputed milestone payment under the Option Agreement when due. Vaxcyte may terminate the Manufacturing Rights Agreement at its discretion upon 60 days’ written notice, and both parties may terminate the Manufacturing Rights Agreement upon mutual written consent.

Pursuant to the Manufacturing Rights Agreement, the Companies also agreed to amend certain terms of the License Agreement and that certain Supply Agreement, by and between Vaxcyte and Sutro, dated May 29, 2018, as amended, to ensure consistency with the Manufacturing Rights Agreement, including limiting termination of the License Agreement in certain respects during the term of the Manufacturing Rights Agreement.

The foregoing is a summary description of certain terms of the Manufacturing Rights Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Manufacturing Rights Agreement, which will be filed as an exhibit to Vaxcyte’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: November 27, 2023	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer